Exhibit 99.1
FOR IMMEDIATE RELEASE
Agilysys Completes Repurchase of 2,000,000 Shares Under Rule 10b5-1 Plan;
Board Authorizes Repurchase of Additional 2,500,000 Shares
BOCA RATON, Fla. — December 17, 2007 — Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative IT solutions, announced today it has completed the repurchase of 2,000,000 shares on the open market at a total purchase price of approximately $30.4 million. On September 14, 2007, the company announced that it had entered into a Rule 10b5-1 Plan to facilitate the repurchase of the shares.
The company’s Board of Directors had authorized the repurchase of up to 2,000,000 shares during the one-year period following the September 19, 2007 expiration of its “Dutch Auction” self-tender offer. Including the shares repurchased in the self-tender offer, the company has repurchased approximately 22.5 percent of its previously outstanding shares in the past three months. Currently, approximately 24.8 million shares are outstanding.
The company further announced today that the Board has authorized the open-market repurchase by the company of up to an additional 2,500,000 shares. The company has entered into a Rule 10b5-1 Plan to facilitate the repurchase of the additional shares. The company anticipates that the Rule 10b5-1 Plan will be in place through the completion of the repurchase of all of the shares covered under the plan or October 31, 2008, whichever comes earlier.
“This additional open-market authorization is further confirmation of management’s and the Board’s confidence in our strategic plan to build a leading provider of innovative IT solutions,” said Arthur Rhein, Chairman, President and CEO.
Forward-Looking Language
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys subsequent Securities and Exchange Commission (SEC) filings.
Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys long-term financial goals, anticipated revenue gains, sales volume, margin improvements, cost savings, capital expenditures, depreciation and amortization, and new product introductions.
Other associated risks include geographic factors, political and economic risks, the actions of Agilysys competitors, changes in economic or industry conditions or in the markets served by Agilysys, and the ability to appropriately integrate and derive performance from acquisitions, strategic alliances, and joint ventures.
In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys actual results of operations is included in its filings with the SEC, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended March 31, 2007. Interested persons can obtain it free at the SEC’s Web site, www.sec.gov.
About Agilysys
Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The company uses technology — including hardware, software and services — to help customers resolve their most complicated IT needs. The company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Boca Raton, Fla., Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and China.
# # #
Contact:
Martin Ellis
Executive Vice President, Treasurer and Chief Financial Officer
Agilysys, Inc.
561-999-8780
martin.ellis@agilysys.com

2